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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        As independent auditors, we hereby consent to the reference in "Item 8. Exhibits" to our firm in the Registration Statement (Form S-8) of Coherent, Inc. in connection with the registration of 2,800,000 shares of its common stock reserved for issuance under the 2001 stock plan and to the incorporation by reference of our report dated October 29, 2001 with respect to the consolidated financial statements of Lambda Physik AG as of September 30, 2001 included in Coherent, Inc.'s Form 10-K for the year ended September 29, 2001. It should be noted that we have not audited any financial statements of Lambda Physik AG subsequent to September 30, 2001 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen Wirtschaftsprufungsgesellschaft Steurberatungsgesellschaft mbH

Hanover, Germany
April 8, 2002

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS